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Active subsidiaries of the Company:

Subsidiary                            Additional d/b/a Names                          State of            Parent
                                                                                      Organization
------------------------------------- -----------------------------------             ------------------- --------------------------
Wallace Computer Services, Inc.       Tops, Colorforms, Retterbush and                 Delaware           N/A
   ("Company")                        Sauer Label Corporation,
                                      Continental Ribbon, Forms
                                      Engineering Company, Moran
                                      Printing, Orlando Envelope,
                                      Good Decal Company, and
                                      Denver Graphics.
Wallace Financial Services, L.L.C.                                                     Illinois            Company

Wallace Heritage, L.L.C.                                                               Illinois            Company

Wallace Technical Services, L.L.C.                                                     Illinois            Company

Wallace Integrated Graphics, Inc.     Baum Printing, Craftsman, Graphic                Georgia             Company
                                      Print Services, Heritage Press,
                                      Hoechstetter Printing, IPD Printing &
                                      Distributing, LithoPrint, Monroe Litho,
                                      Wetmore & Company, and Williams
                                      Printing Company.

     Commercial Press, Inc.           Commercial Instant Print                         California          Wallace Integrated
                                                                                                           Graphics, Inc.
     Graphic Direct, Inc., Illinois                                                    Illinois            Wallace Integrated
                                                                                                           Graphics, Inc.
         Pearson 1, Inc.              Bruce Offset, Graphic Print &                    Illinois            Graphic Direct, Inc.
                                      Fulfillment, Inc.

     Harvey Press, Inc.                                                                Louisiana           Wallace Integrated
                                                                                                           Graphics, Inc.
     Presstar Printing Corporation    Wallace Integrated Graphics                      Maryland            Wallace Integrated
                                                                                                           Graphics, Inc.
     Metro Printing Incorporated                                                       Minnesota           Wallace Integrated
                                                                                                           Graphics, Inc.
     State Printing Company, Inc.                                                      South Carolina      Wallace Integrated
                                                                                                           Graphics, Inc.
     W.E. Andrews Co. Inc.                                                             Georgia             Wallace Integrated
                                                                                                           Graphics, Inc.

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Exhibit 21, Active Subsidiaries of the Company, Continued
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

         A.C. Scanning Inc.                                               Massachusetts       W.E. Andrews Co. Inc.
         W.E. Andrews Co., Inc. of                                        Connecticut         W.E. Andrews Co. Inc.
           Connecticut
Visible Computer Supply, Inc.         Consolidated Business Services      Illinois            Company
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